Exhibit 99.4

LYONS CAPITAL, LLC

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$591,939	$186,046
Trade receivables, net	9,648,475	8,650,840
Inventories	226,065	193,031
Prepaid expenses	1,048,390	1,052,172
Deferred rent asset	316,463	—
Restricted cash	845,059	845,059
Deposits and other assets	443,039	436,184
Total current assets	13,119,430	11,363,332

Property and equipment, net	37,396,183	44,155,739
Intangible assets	7,639,772	8,606,250
Goodwill	4,754,599	4,754,599
Deferred tax asset	—	279,959
Other assets	41,000	36,000
Total assets	$62,950,984	$69,195,879

Liabilities and Member’s Equity
Current liabilities
Accounts payable and accrued expenses	$5,148,282	$4,652,807
Income taxes payable	2,417,167	411,462
Line of credit	2,298,537	2,426,109
Current portion of equipment loans	10,469,903	10,114,716
Total current liabilities	20,333,889	17,605,094

Deferred tax liability	2,096,474	1,940,216
Equipment loans, net of current portion	22,869,144	30,488,248
Total long-term liabilities	24,965,618	32,428,464
Total liabilities	45,299,507	50,033,558

Commitments and contingencies (Note 6)

Member’s equity
Contributed capital — 100 units authorized, issued and outstanding	51,449,417	50,174,417
Accumulated deficit	(33,797,940)	(31,012,096)
Total member’s equity	17,651,477	19,162,321
Total liabilities and member’s equity	$62,950,984	$69,195,879

See accompanying notes.

LYONS CAPITAL, LLC

Consolidated Statements of Operations

For the Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	September 30,	September 30,
	2017	2016
Revenues
Revenue, before fuel surcharge	$74,604,203	$55,504,159
Fuel surcharge	2,625,852	1,335,693
Total revenues	77,230,055	56,839,852

Operating expenses
Salaries, wages and benefits	24,752,727	19,413,863
Fuel	7,498,955	4,715,335
Operations and maintenance	8,755,271	5,971,731
Insurance and claims	3,365,399	2,798,544
Taxes and licenses	985,666	780,469
Depreciation and amortization	7,591,674	5,900,411
Communications	1,068,364	1,028,986
Purchased transportation	18,731,076	14,962,927
Carrier settlements	3,034,698	3,046,318
Legal and professional fees	1,029,544	878,473
Gain on sale of assets	(253,368)	(575,766)
Acquisition costs	—	557,789
Total operating expenses	76,560,006	59,479,080
Income (loss) from operations	670,049	(2,639,228)

Other Expense
Interest expense	(1,430,881)	(1,290,044)
Non-operating (expense)/income	507,605	16,883
Management fees	(86,400)	(86,400)
Total other expense	(1,009,676)	(1,359,561)

Loss before benefit for income taxes	(339,627)	(3,998,789)
Provision for income taxes	(2,446,217)	(886,971)
Net loss	$(2,785,844)	$(4,885,760)

See accompanying notes.

LYONS CAPITAL, LLC

Consolidated Statements of Changes in Member’s Equity

(Unaudited)

Total
Balance at December 31, 2016	$19,162,321
Member contributions	1,275,000
Net loss	(2,785,844)
Balance at September 30, 2017	$17,651,477

See accompanying notes.

LYONS CAPITAL, LLC

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	September 30,	September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(2,785,844)	$(4,885,760)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,591,674	5,900,411
Provision for doubtful accounts	18,285	—
Deferred income tax	436,217	817,271
Realized gain on sale of assets	(253,368)	(575,766)
Changes in operating assets and liabilities:
Trade and other receivables	(1,015,920)	(348,614)
Prepaid expenses	3,782	1,306,341
Deferred rent asset	(316,463)	—
Deposits and other assets	(44,890)	16,449

Accounts payable and accrued expenses	495,475	(290,691)
Income taxes payable	2,005,706	69,700
Net cash provided by operating activities	6,134,654	2,009,341

Cash flows from investing activities
Proceeds from the sale of property and equipment	791,691	3,228,539
Cash paid in acquisition	—	(15,514,118)
Restricted cash	—	(845,059)
Purchase of property and equipment	(403,963)	(479,300)
Net cash provided by (used in) investing activities	387,728	(13,609,938)

Cash flows from financing activities

Net borrowings (payments) on line of credit	(127,572)	720,873
Cash proceeds from member’s contributions	1,275,000	20,675,000
Payments on loans and capital leases	(7,263,917)	(10,767,889)
Net cash provided by (used in) financing activities	(6,116,489)	10,627,984

Increase in cash and cash equivalents	405,893	(972,613)
Cash and cash equivalents, beginning of period	186,046	1,145,383
Cash and cash equivalents, end of period	$591,939	$172,770

Supplemental cash flow disclosures
Interest paid	$1,430,881	$1,290,044

Supplemental disclosure of non-cash investing and financing activities
Equipment acquired with debt	$—	$15,316,897

See accompanying notes.

LYONS CAPITAL, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 — Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

Lyons Capital, LLC (the Company), a California Limited Liability Corporation, was formed on April 8, 2009. The Company is the sole owner of six (6) subsidiaries including Roadmaster Group, Inc. (RMG), Secured Land Transport (SLT) also doing business as SLT Express Way, Inc., Roadmaster Specialized, Inc. (RMS), Roadmaster Transportation, Inc. (RMT), Roadmaster Equipment Leasing, Inc. (RMEL) and Bed Rock, Inc. (dba Tri-State Motor Transit Co.) (TSMT).

The Company is a holding company that operates two (2) wholly owned subsidiaries, RMG and RMEL. In turn, RMG is the parent company of three operating subsidiaries, SLT, RMS and TSMT. SLT is a licensed and bonded trucking company specialized in the transportation of highway security-sensitive materials for commercial customers and government agencies such as the U.S. Department of Defense and the U.S. Department of Energy. RMS is a brokerage and heavy haul business that specializes in transporting oversized loads. TSMT is a Joplin, Missouri based company, and is a leading transportation provider of specialty materials, explosives and hazardous freight. RMG’s fourth wholly-owned subsidiary is RMT, which used to be an employee leasing agency for all the affiliated entities, but is currently inactive. RMT and RMEL are considered non-operating. The Company is headquartered in Glendale, Arizona.

Basis of Presentation

These interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month periods ended September 30, 2017 and 2016 are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The Company bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could materially differ from those estimates.

Fair Value Measurements

The  Company  follows  the  accounting  guidance  for  fair  value  measurements  of  financial  assets  and  financial  liabilities  and  for  fair  value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  It  also  establishes  a  framework  for  measuring  fair  value  and  expands  disclosures  about  fair  value measurements. The three levels of the fair value framework are as follows:

Level 1 - Quoted market prices in active markets for identical assets or liabilities.

Level 2 - Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3 - Unobservable inputs reflecting the reporting entity’s own assumptions or external inputs from inactive markets.

A financial asset or liability’s classification within the framework is determined based on the lowest level of input that is significant to the fair value measurement.

LYONS CAPITAL, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Note 2 - Prepaid expenses

Prepaid expenses consisted of the following:

	September 30,	December 31,
	2017	2016

Prepaid equipment registration	$370,367	$260,458
Prepaid insurance	213,560	565,121
Other prepaid expenses	464,463	226,593

Total prepaid expenses	$1,048,390	$1,052,172

Note 3 — Accounts payable and accrued expenses

Accounts payable and accrued expenses consisted of the following:

	September 30,	December 31,
	2017	2016

Trade payables	$2,027,830	$1,828,976
Accrued expenses	3,120,452	2,823,831

Total trade payables and accrued expenses	$5,148,282	$4,652,807

Note 4 — Equipment loans:

The Company entered into various equipment loans for tractors and trailers, which are payable in monthly installments ranging from $383 to $52,882. These loans accrue interest at rates ranging from 3.10% to 7.99% and are due at various dates through December 2021.  These loans are secured by the equipment purchased.  Equipment loans consisted of the following at September 30, 2017 and December 31, 2016:

	September 30,	December 31,
	2017	2016

Years ending December 31,
2017	$3,216,563	$10,114,716
2018	9,792,061	9,899,781
2019	13,494,732	13,678,896
2020	5,273,650	5,273,650
2021	1,562,041	1,635,921
Total equipment loans	$33,339,047	$40,602,964

Less: Current portion of equipment loans	(10,469,903)	(10,114,716)
Equipment loans, net of current portion	$22,869,144	$30,488,248

LYONS CAPITAL, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Note 5 — Related Party Transactions:

The Company entered into Loan and Security Agreements for Revolving Lines of Credit (Line of Credit Agreements) with its subsidiaries SLT, RMS, RMT and RMEL on or around July 2011. Each of those entities in turn provided the Company with Promissory Notes (Promissory Notes) related to the Line of Credit Agreements. SLT’s Promissory Note is for an amount not to exceed $5,000,000. RMEL’s Promissory Note is for an amount not to exceed $2,000,000. The RMT and RMS Promissory Notes are for amounts not to exceed $1,000,000 each. Each of the Promissory Notes promises to pay the Company interest at a rate of 5.00% on amounts due and owing. The Line of Credit Agreements have not been utilized since inception and have always had no associated balances. As such, these Line of Credit Agreements also had no balances as of September 30, 2017 or 2016.

During the nine months ended September 30, 2017 and 2016, the Company paid $81,510 and $90,630, respectively, to a related party (under the same ownership as the Company) for business related expenses incurred in the prior year. These expenses are included in operations and maintenance expense. During the nine months ended September 30, 2017 and 2016, the Company incurred $66,525 and $64,600, respectively, in business related expenses incurred from the same related party and, as of September 30, 2017 and 2016, the balances due were $0 and $72,960, respectively. This balance is included in accounts payable as of September 30, 2017 and 2016.

Note 6 — Line of Credit

In December 2015, the Company entered into a Credit and Security Agreement with Wells Fargo Bank NA (Wells Fargo) (Credit Agreement) which provided a $5,000,000 line of credit with a sublimit of $1,200,000 for letters of credit. The line of credit bears interest at a rate of 2.75% plus the One Month LIBOR (1.2322% and 0.7716% at September 30, 2017 and December 31, 2016, respectively).  On October 27, 2016, the line of credit was amended to allow for the acquisition of TSMT.  Additionally, the amendment increased the line of credit availability to $7,500,000, and increased the sublimit for letters of credit to $2,000,000.   The Credit Agreement is secured by all trade receivables and matures in December 2018. The Credit Agreement requires the Company to comply with certain financial covenants and other covenants customary for such agreements.  As of September 30, 2017 the Company was not in compliance with a financial covenant, however the bank has waived such noncompliance, and amended the covenant through December 31, 2017.

Note 7 — Income Taxes:

The Company’s current taxes are based upon the year’s taxable income for federal and state reporting purposes.  Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.  The actual income tax expense differs from the expected income tax expense (computed by applying the corporate federal rate of 34% to income before income taxes), primarily due to RMG and RMEL not subject to income taxes, state taxes, and permanent differences.

Note 8 — Commitments and Contingencies:

Lease Commitments

The Company leases certain buildings and warehouse space from unrelated parties under operating leases. Rent expense related to buildings and warehouse space was approximately $733,000 and $493,000 for the nine months ended September 30, 2017 and 2016, respectively. Trucks, trailers and equipment rent expense under operating leases was approximately $98,000 and $39,000 for the nine months ended September 30, 2017 and 2016, respectively.

Letters of Credit

The Company had outstanding letters of credit at September 30, 2017 of $2,298,537 for the benefit of the group captive insurance company (see Note 6).

Legal

A former employee filed a claim against SLT and its then-affiliate on or around June 2010 alleging that he had been terminated in violation of the Surface Transportation Assistance Act of 1982 after allegedly bringing safety-related operational issues to management’s attention.  In August 2012, the Secretary of Labor issued a finding against SLT and M3 Transport, LLC and incorrectly implicated Lyons Capital, LLC and Roadmaster Group, Inc. in its findings under the successor liability theory. The entities appealed the finding and the erroneous double calculation of back pay.  On December 22, 2017, the Administrative Law Judge dismissed the case after the Complainant failed to comply with the Judge’s Second Order to Show Cause that required the Complainant to cooperate in the appointment of a guardian

LYONS CAPITAL, LLC

Notes to Consolidated Financial Statements

(Unaudited)

ad litem.  On January 5, 2018, Complainant filed an appeal with the Administrative Review Board challenging the Judge’s order to dismiss.

On or around January, 2017, RMG sued Glen Garrett et al. to compel the defendants to abide by arbitration provisions found in the Stock Purchase Agreement (the “SPA”) entered into by the parties on May 19, 2016.  RMG believes working capital calculations found in the SPA mandate that monies held in an escrow fund established pursuant to the SPA must be released to RMG.  Defendants, in turn, filed counterclaims against RMG and certain of its officers alleging fraud.  RMG maintains that this counterclaim is without merit. As of September 30, 2017 and December 31, 2016 the escrow balance was $845,059.  As of September 30, 2017, RMG has recognized a deferred rent asset in the amount of $316,463 and income for the excess of the amount of the working capital calculation and the escrow balance of approximately $508,000, which is recorded as Other Income on the Consolidated Statements of Operations. Pursuant to the SPA, any such excess amount of the working capital calculation over the escrow balance is offset to monthly rent payments under lease agreements between RMG and Garrett, the landlord.

The Company is subject to litigation, claims, and assessments that may arise in the ordinary course of its business activities. Such matters include contractual matters, employment-related issues, and regulatory proceedings. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on the Company’s financial position or liquidity.

Group Captive Insurance

In 2014, the Company joined a group captive insurance company. As a condition of membership, the Company purchased a minority share for the initial investment of $36,000. The initial investment is being accounted for under the cost method of accounting and is classified as other long term assets in the accompanying consolidated balance sheet. Additionally, the Company was required to provide security collateral in the form of a letter of credit to the plan. As of September 30, 2017 and December 31, 2016, the balance on the letter of credit was $2,298,537 and $1,546,066, respectively, and increased to $2,650,541 as of December 31, 2017. Under this insurance plan the Company is insured for workers compensation, general liability, automobile, and auto physical damage. The captive insurance covers the first $500,000 of losses and reinsures the rest up to $1,000,000. In the event that losses exceed the original estimates during the policy period, the insurance company may charge additional premiums. There is zero deductible for these policies, with the exception of auto physical damage, which has a $2,500 deductible.

Note 9 — Subsequent Events:

The Company has evaluated subsequent events through February 11, 2018, the date the financial statements were available to be issued.

On December 1, 2017, Daseke, Inc. acquired 100% of the outstanding equity interests of Roadmaster Group, Inc. and subsidiaries, and Roadmaster Equipment Leasing, Inc. and all subsidiaries. Total consideration paid by Daseke, Inc. consisted of approximately $37.5 million in cash and 3,114,247 shares of Daseke common stock with a value of approximately $39.1 million.